Chemours, DuPont, and Corteva Reach Comprehensive PFAS Settlement with U.S. Water Systems

WILMINGTON, Del., June 2, 2023 – The Chemours Company (NYSE: CC), DuPont de Nemours, Inc. (NYSE: DD) and Corteva, Inc. (NYSE: CTVA) (the “companies”) today announced they have reached an agreement in principle to comprehensively resolve all PFAS-related drinking water claims of a defined class of public water systems that serve the vast majority of the United States population.

The class includes water systems with a current detection of PFAS1 at any level and those that are currently required to monitor for the presence of PFAS under EPA monitoring rules2 or other applicable laws. This includes but is not limited to systems in the South Carolina aqueous film-forming foam multi-district litigation (“AFFF MDL”).

The companies will collectively establish and contribute a total of $1.185 billion to a settlement fund (“water district settlement fund”). Contribution rates will be consistent with the binding Memorandum of Understanding between the companies reached in January 2021, with Chemours contributing 50 percent (about $592 million), and DuPont (about $400 million) and Corteva (about $193 million) collectively contributing the remaining 50 percent. The settlement amounts will be funded by the companies in full and deposited into the water district settlement fund within ten business days following preliminary approval of the settlement by the Court.

Upon finalization of a definitive agreement, expected within the second quarter of 2023, the settlement will be subject to approval by the United States District Court for the District of South Carolina. As part of the approval process, the Court will establish a timetable for notice to class members, hearings on approval, and for class members to opt out of the settlement. The companies will have the right to terminate the settlement if opt-outs exceed specified levels.

The following systems are excluded from the settlement class: water systems owned and operated by a State or the United States government; small systems that have not detected the presence of PFAS and are not currently required to monitor for it under federal or state requirements; and water systems in the lower Cape Fear River Basin of North Carolina (which are included only if they so request).

If a settlement cannot be finalized and approved and plaintiffs elect to pursue their claims in court, the companies will continue to assert their strong legal defenses in pending litigation. The companies deny the allegations in the underlying litigation and reserve all legal and factual defenses against such claims if they were litigated to conclusion.

Additional information in the form of a question and answer addendum is located on the respective investors section of Chemours', DuPont's and Corteva's websites.

1.PFAS, as defined in this settlement, includes PFOA and HFPO-DA among a broad range of fluorinated organic substances.
2.The class is composed of all Public Water Systems, as defined in 42 U.S.C § 300f, with a current detection of PFAS or that are currently required to monitor for PFAS under the EPA’s Fifth Unregulated Contaminant Monitoring Rule (“UCMR 5”) or other applicable federal or state law. Approximately 88 percent of the U.S. is served by systems required to test under UCMR 5.

About The Chemours Company
The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. The company has approximately 6,600 employees and 29 manufacturing sites serving approximately 2,900 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit investors.chemours.com or follow us on Twitter @Chemours or LinkedIn.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

DuPont™, the DuPont Oval Logo, and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

About Corteva
Corteva, Inc. (NYSE: CTVA) is a publicly traded, global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Follow Corteva on Facebook, Instagram, LinkedIn, Twitter, and YouTube.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the settlement with plaintiff water utilities concerning PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of a final settlement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the level of opt-out exclusions from the settlement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in each of Chemours’, DuPont’s and Corteva’s respective annual report on Form 10-K for the year ended December 31, 2022, and each of Chemours’, DuPont’s and Corteva’s respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on each of Chemours’, DuPont’s or Corteva’s respective consolidated financial condition, results of operations, credit rating or liquidity. None of Chemours, DuPont or Corteva assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

CONTACTS:

Chemours - Investors
Jonathan Lock
+1.302.773.2263
investor@chemours.com

Kurt Bonner
+1.302.773.0026
investor@chemours.com

Chemours - Media
Thom Sueta
+1.302.773.3903
media@chemours.com

DuPont - Investors
Christopher Mecray
+1.302.999.2030
Chris.mecray@dupont.com

DuPont - Media
Dan Turner
+1.302.299.7628
Daniel.A.Turner@dupont.com

Corteva - Investors
Kim Booth
+1.302.485.3190
kimberly.a.booth@corteva.com

Corteva - Media
Dave Sousa
+1.317.418.4672
david.sousa@corteva.com